Exhibit 99.B(e)(3)

SCHEDULE I

TO THE DISTRIBUTION AGREEMENT

between

VICTORY PORTFOLIOS

and

VICTORY CAPITAL ADVISERS, INC.

Fund Name

1	Victory Diversified Stock Fund
2	Victory Floating Rate Fund
3	Victory Global Natural Resources Fund
4	Victory Harvest Premium Absolute Fund
5	Victory Harvest Premium Bond Fund
6	Victory Harvest Premium Large Cap Equity Fund
7	Victory High Income Municipal Bond Fund
8	Victory High Yield Fund
9	Victory INCORE Fund for Income
10	Victory INCORE Investment Grade Convertible Fund
11	Victory INCORE Investment Quality Bond Fund
12	Victory INCORE Low Duration Bond Fund
13	Victory INCORE Total Return Bond Fund
14	Victory Integrity Discovery Fund
15	Victory Integrity Mid-Cap Value Fund
16	Victory Integrity Small/Mid-Cap Value Fund
17	Victory Integrity Small-Cap Value Fund
18	Victory Munder Mid-Cap Core Growth Fund
19	Victory Munder Multi-Cap Fund
20	Victory Munder Small Cap Growth Fund
21	Victory NewBridge Large Cap Growth Fund
22	Victory RS Global Fund
23	Victory RS Growth Fund
24	Victory RS International Fund
25	Victory RS Investors Fund
26	Victory RS Large Cap Alpha Fund
27	Victory RS Mid Cap Growth Fund
28	Victory RS Partners Fund
29	Victory RS Science and Technology Fund
30	Victory RS Select Growth Fund
31	Victory RS Small Cap Equity Fund
32	Victory RS Small Cap Growth Fund
33	Victory RS Value Fund
34	Victory S&P 500 Index Fund
35	Victory Sophus Emerging Markets Fund
36	Victory Sophus Emerging Markets Small Cap Fund
37	Victory Special Value Fund
38	Victory Strategic Allocation Fund
39	Victory Strategic Income Fund
40	Victory Sycamore Established Value Fund
41	Victory Sycamore Small Company Opportunity Fund
42	Victory Tax-Exempt Fund
43	Victory Trivalent Emerging Markets Small-Cap Fund
44	Victory Trivalent International Fund-Core Equity
45	Victory Trivalent International Small-Cap Fund

As of December 5, 2018

VICTORY PORTFOLIOS

By:	/s/ Christopher K. Dyer
	Name:	Christopher K. Dyer
	Title:	President

VICTORY CAPITAL ADVISERS, INC.

By:	/s/ Peter Scharich
	Name:	Peter Scharich
	Title:	President